[Retail]

Exhibit 8(mm)(2)

Amendment No. 4 to Participation Agreement(AllianceBernstein)

AMENDMENT NO. 4

TO

PARTICIPATION AGREEMENT

AMONG

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY,

ALLIANCEBERNSTEIN INVESTOR SERVICES, INC.

AND

ALLIANCEBERNSTEIN INVESTMENTS, INC.

Amendment to the Participation Agreement (the “Agreement”), dated September 16, 2002, between Transamerica Advisors Life Insurance Company, (the “Company”), an Arkansas life insurance company, on its own behalf and on behalf of each segregated asset account of the company set forth in Schedule A hereto, as may be revised from time to time (hereinafter referred to individually and collectively as the “Account”); AllianceBernstein Investor Services, Inc. (formerly, AllianceBernstein Global Investor Services, Inc.), (the “Transfer Agent”), a Delaware company and AllianceBernstein Investments, Inc. (formerly Alliance Fund Distributors, Inc.), (the “Underwriter”), a Delaware company which serves as distributor of the funds listed in Schedule A (the “Funds”).

WHEREAS, the Company, the Transfer Agent and the Underwriter, heretofore entered into an amendment dated March 1, 2012, to add Confidential Information, complying with Massachusetts privacy laws, which shall hereafter be referred to as Amendment No. 3 to Participation Agreement.

WHEREAS, the Company, the Transfer Agent and the Underwriter desire to further amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereto agree as follows:

1. The existing first paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

THIS AGREEMENT (the “Agreement”), dated as of the 16th day of September, 2002, by and among Transamerica Advisors Life Insurance Company (formerly known as Merrill Lynch Life Insurance Company (the “Company”), an Arkansas life insurance company, on its own behalf and on behalf of each segregated asset account of the company set forth in Schedule A hereto, as may be revised from time to time, with notice to all parties (hereinafter referred to individually and collectively as the “Account”); AllianceBernstein Investor, Services, Inc. (formerly known as Alliance Global Investor Services, Inc.) (the “Transfer Agent”), a Delaware company and AllianceBernstein Investments, Inc. (formerly Alliance Fund Distributors, Inc.) (the “Underwriter”), a Delaware company which serves as distributor of the funds listed in Schedule A (the “Funds”).

2. The existing fifth “WHEREAS” clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to variable annuity contracts set forth in Schedule A hereto, as it may be revised from time to time, with notice to all Parties (the “Contracts”).

3. The existing ninth “WHEREAS” clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds (and classes thereof) as described on Schedule A hereto, as may be revised from time to time, with notice to all Parties (the “Designated Funds”), on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares in the Designated Funds, and classes thereof, to the Account at the net asset value.

4. A new Article, numbered consecutively, is added to the Agreement as follows:

Article XIII. Summary Prospectus

Should the Fund and the Company desire to distribute the prospectuses of the funds within the Fund pursuant to Rule 498 of the Securities Act of 1933 (“Rule 498), the roles and responsibilities for complying with Rule 498 and other applicable laws are set forth as follows:

(a) For purposes of this Section, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

(b) The Fund and the Underwriter shall provide the Company with copies of the Summary Prospectuses in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses. If the Fund makes any changes to the Summary Prospectus by way of a filing pursuant to Rule 497 under the Securities Act of 1933, the Fund shall, instead of providing the Company with a revised Summary Prospectus, provide the Company with a supplement setting forth the changes in the Rule 497 filing.

(c) The Fund and Underwriter shall be responsible for compliance with Rule 498(e).

(d) The Fund and the Underwriter each represent and warrant that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its series. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

(e) The Fund and the Underwriter each agree that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund and series’ documents required to be posted in compliance with Rule 498. The Fund shall immediately notify the Company’s senior counsel of any material interruptions in availability of this web page. Such Landing Page will contain only insurance product funds.

(f) The Fund and the Underwriter represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving contract owner requests for additional Fund documents made directly to the Fund, Underwriter or one of their affiliates. The Fund and/or Underwriter further represent and warrant that any information obtained about contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

(g) The Company represents and warrants that it will respond to requests for additional fund documents made by contract owners directly to the Company or one of its affiliates.

(h) The Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

(i) If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund and the Underwriter will provide the Company with at least 60 days’ advance notice of its intent.

(j) The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Article XIII., as applicable.

(k) The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather that the use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give Underwriter and the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

6. The parties agree to combine existing Schedule A and Schedule B into a single schedule, hereby referenced as Schedule A, which may be revised with notice to all parties. Schedule A and Schedule B of the Agreement are hereby deleted in their entirety and replaced with the attached Schedule A. Schedule C to the Agreement is renamed Schedule B. All references to Schedule B in the Agreement are hereafter a reference to Schedule A. All references to Schedule C in the Agreement are hereafter a reference to Schedule B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY		ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Arthur D. Woods	By:	/s/ Stephen J. Laffey
Name:	Arthur D. Woods	Name:	Stephen J. Laffey
Title:	Vice President	Title:	AVP

ALLIANCEBERNSTEIN INVESTOR SERVICES, INC.

By:	/s/ Daniel A. Notto
Name:	Daniel A. Notto
Title:	Assistant Secretary

SCHEDULE A

Revised May 1, 2013

SEPARATE ACCOUNT

Merrill Lynch Life Variable Annuity Separate Account D

POLICY/CONTRACT

Merrill Lynch Investor Choice Annuity® (IRA Series)

Merrill Lynch IRA Annuity®

FUND

AllianceBernstein Discovery Value Fund – Class A

AllianceBernstein Value Fund – Class A

AllianceBernstein Growth and Income Fund, Inc. – Class A

AllianceBernstein Large Cap Growth Fund, Inc. – Class A

AllianceBernstein International Value Fund – Class A